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                                                                    EXHIBIT 21.1



                            REGISTRANT'S SUBSIDIARIES

         The following table sets forth, at June 30, 1998, the Registrant's subsidiaries and their respective incorporation jurisdictions. The Registrant, or a subsidiary of the Registrant, owns 100% of the voting securities of each of the subsidiaries listed below.

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                  SUBSIDIARIES                                          STATE OF INCORPORATION
                  ------------                                          ----------------------

CNU Acquisition Corporation                                                    Florida

Continucare Physician Practice Management, Inc.                                Florida

AARDS, Inc.                                                                    Florida

Continucare Outpatient Services, Inc.                                          Florida

Continucare Home Health Services, Inc.                                         Florida

Continucare Home Health of Florida, Inc.                                       Florida

Maxicare, Inc.                                                                 Delaware

Sunset Harbor Home Health, Inc.                                                Florida

Continucare Medical Management, Inc.                                           Florida

Continucare Managed Care, Inc.                                                 Florida

Continucare Rehabilitation Services, Inc.                                      Florida

IntegraCare, Inc.                                                              Florida

Rehab Management Systems, Inc.                                                 Florida

J.R. Rehab Associates, Inc.                                                    North Carolina

Continucare Rehabilitation Services of South Carolina, Inc.                    Florida

Continucare Rehabilitation Services of North Carolina, Inc.                    Florida

Continucare Rehabilitation Services of Alabama, Inc.                           Florida

Continucare Rehabilitation Services of Georgia, Inc.                           Florida

Continucare-Aventura, Inc.                                                     Florida

Continucare Outpatient Rehabilitation Management, Inc.                         Florida

Continucare Consulting Services, Inc.                                          Florida


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